Exhibit 107
Calculation of Filing Fee Tables
Amendment No. 1 to Form S-1
(Form Type)
Prosper Marketplace, Inc.
Prosper Funding LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Borrower Payment Dependent Notes	457(o)	—	—	$707,688,092	0.0001476	$104,455	—	—	—	—
Fees to Be Paid	Other	PMI Management Rights(3)	457(o)	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Debt	Borrower Payment Dependent Notes	415(a)(6)	(3)	—	$292,311,908	—	—	S-1	333-257739-01	September 23, 2021	$31,891 (4)
Carry Forward Securities	Other	PMI Management Rights	415(a)(6)	(3)	—	—	—	—	S-1	333-257739	September 23, 2021	—
	Total Offering Amounts					$1,000,000,000		$104,455
	Total Fees Previously Paid							$97,220 (2)
	Total Fee Offsets							—
	Net Fee Due							$7,235 (4)

(1)The aggregate maximum offering price of all securities issued or issuable by the Registrants that are registered pursuant to this Registration Statement shall not exceed $1,000,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(2)The Registrants paid a total of $97,220 in connection with the initial filing of this Registration Statement on June 20, 2024.
(3)Each Borrower Payment Dependent Note will be issued with a PMI Management Right that is attached to and will not be separable from the Borrower Payment Dependent Note. No separate consideration is being paid for or value assigned to the PMI Management Rights and accordingly, no additional registration fee is being paid herewith.
(4)Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $292,311,908 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statements on Form S-1 (File Nos. 333-257739 and 333-257739-01), which were declared effective on September 23, 2021 (the “Prior Registration Statements”). In connection with the filing of the Prior Registration Statements, the Registrants paid a filing fee of $37,238 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statements). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The Registrants are also registering new securities on this registration statement with an aggregate initial offering price of $707,688,092 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $104,455 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrants sell any Unsold Securities pursuant to the Prior Registration Statements, the Registrants will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.